Exhibit 99.1

NEWS RELEASE

One Park Place, Suite 700 ∎ 621 Northwest 53rd Street ∎ Boca Raton, Florida 33487 ∎ www.geogroup.com

CR-17-20

THE GEO GROUP REPORTS SECOND QUARTER 2017 RESULTS

•	2Q17 Net Income Attributable to GEO of $0.25 per Diluted Share

•	2Q17 Adjusted Net Income of $0.32 per Diluted Share

•	2Q17 AFFO of $0.61 per Diluted Share

•	Updated FY17 Guidance for GAAP Net Income Attributable to GEO of $1.24-$1.28 per Diluted Share and Adjusted Net Income of $1.34-$1.38 per Diluted Share

•	Updated FY17 AFFO Guidance of $2.50-$2.54 per Diluted Share

Boca Raton, Fla. – August 7, 2017 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a fully integrated equity real estate investment trust (“REIT”) and a leading provider of evidence-based offender rehabilitation and community reentry services around the globe, reported today its financial results for the second quarter 2017.

Second Quarter 2017 Highlights

•	Net Income Attributable to GEO of $0.25 per Diluted Share

•	Adjusted Net Income of $0.32 per Diluted Share

•	Net Operating Income of $146.5 million

•	Normalized FFO of $0.45 per Diluted Share

•	AFFO of $0.61 per Diluted Share

GEO reported second quarter 2017 net income attributable to GEO of $31.0 million, or $0.25 per diluted share, compared to $23.2 million, or $0.21 per diluted share, for the second quarter 2016. GEO’s results for the second quarter 2017 include approximately $7.9 million, net of tax, in mergers and acquisitions related expenses. Adjusting for these expenses, GEO reported adjusted net income for the second quarter 2017 of $38.8 million, or $0.32 per diluted share.

GEO reported second quarter 2017 Normalized Funds From Operations (“Normalized FFO”) of $55.4 million, or $0.45 per diluted share, compared to $54.3 million, or $0.49 per diluted share, in the second quarter 2016. GEO reported second quarter 2017 Adjusted Funds From Operations (“AFFO”) of $74.7 million, or $0.61 per diluted share, compared to $67.7 million, or $0.61 per diluted share, in the second quarter 2016. GEO reported second quarter 2017 Net Operating Income (“NOI”) of $146.5 million compared to $138.1 million in the second quarter 2016.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We are pleased with our second quarter results, which were driven by the continued growth of our diversified platform of real estate, management and programmatic services. Our diversified investment and growth strategy has allowed us to provide cost-effective, high quality services for our government partners across the entire spectrum of correctional and rehabilitation services. We continue to be optimistic about the opportunities to reactivate our 7,000 existing idle beds in inventory and to expand the delivery of our services and programs, and we remain focused on the effective allocation of capital to continue to enhance long-term value for our shareholders.”

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

GEO reported total revenues for the second quarter 2017 of $577.1 million up from $548.4 million for the second quarter 2016. Second quarter 2017 revenues include $33.9 million in construction revenues associated with the development of the 1,300-bed Ravenhall Facility in Australia (the “Ravenhall, Australia project”) compared to $71.8 million in construction revenues for the second quarter 2016.

Compared to second quarter 2016, GEO’s second quarter 2017 operating results reflect several items:

•	The activation of a new contract with ICE at GEO’s 780-bed Folkston ICE Processing Center in Georgia in January 2017;

•	the issuance of 10.4 million shares of GEO common stock on a post-split basis in March 2017;

•	the refinancing of GEO’s senior credit facility in March 2017;

•	the closing of the Community Education Centers (“CEC”) acquisition in April 2017; and

•	lower utilization rates at a few U.S. Immigration and Customs Enforcement (“ICE”) facilities compared to the same period last year.

First Six Months 2017 Highlights

•	Net Income Attributable to GEO of $0.60 per Diluted Share

•	Adjusted Net Income of $0.69 per Diluted Share

•	Net Operating Income of $288.9 million

•	Normalized FFO of $0.96 per Diluted Share

•	AFFO of $1.25 per Diluted Share

GEO reported net income attributable to GEO of $71.4 million, or $0.60 per diluted share, for the first six months of 2017, compared to $55.6 million, or $0.50 per diluted share, for the first six months of 2016. GEO’s results for the first six months of 2017 include approximately $10.4 million, net of tax, in mergers and acquisitions related expenses and approximately $0.3 million gain on sale of real estate assets, net of tax. Adjusting for these items, GEO reported adjusted net income for the first six months of 2017 of $81.6 million, or $0.69 per diluted share.

For the first six months of 2017, GEO reported Normalized FFO of $113.5 million, or $0.96 per diluted share, compared to $103.0 million, or $0.92 per diluted share, for the first six months of 2016. GEO reported AFFO for the first six months of 2017 of $148.7 million, or $1.25 per diluted share, compared to $130.0 million, or $1.17 per diluted share, for the first six months of 2016. For the first six months of 2017, GEO reported NOI of $288.9 million compared to $274.4 million for the first six months of 2016.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

GEO reported total revenues for the first six months of 2017 of $1.13 billion up from total revenues of $1.06 billion for the first six months of 2016. Revenues for the first six months of 2017 include $91.2 million in construction revenues associated with GEO’s contract for the development and operation of the Ravenhall, Australia project compared to $112.6 million in construction revenues for the first six months of 2016.

2017 Financial Guidance

GEO updated its financial guidance for the full-year 2017 and issued financial guidance for the third and fourth quarters of 2017.

For the third quarter 2017, GEO expects total revenues to be in a range of $554 million to $559 million, including approximately $10 million in construction revenue associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. For the third quarter 2017, GEO expects Net Income Attributable to GEO to be in a range of $0.31 to $0.33 per diluted share and AFFO to be in a range of $0.61 to $0.63 per diluted share.

During the third quarter 2017, GEO expects utilization rates at its ICE facilities to improve sequentially from the second quarter 2017 but to be slightly below previously projected levels. Compared to second quarter 2017 results, third quarter 2017 guidance also reflects the impact of the recent budget impasse and government shutdown in the State of New Jersey, which resulted in a temporary decrease in utilization rates at GEO’s New Jersey reentry facilities that were acquired from CEC. While the budget agreement that was reached by the State of New Jersey restored funding for GEO’s New Jersey reentry facilities, GEO expects that there will be a transition period as GEO’s facilities ramp up utilization during the third quarter. Third quarter 2017 guidance also reflects the discontinuation of GEO Care’s Family Case Management Pilot Program under contract with ICE, which the Federal government decided to phase out at the end of June 2017.

For the fourth quarter 2017, GEO expects total revenues to be in a range of $557 million to $562 million, including approximately $3 million in construction revenue associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. For the fourth quarter 2017, GEO expects Net Income Attributable to GEO to be in a range of $0.34 to $0.36 per diluted share and AFFO to be in a range of $0.63 to $0.65 per diluted share.

Compared to third quarter 2017, fourth quarter 2017 guidance reflects normalized operations and earnings from GEO’s New Jersey reentry facilities. Additionally, fourth quarter 2017 guidance reflects the discontinuation of the 1,576-bed Allen Correctional Center managed-only contract in Louisiana in late August 2017. Fourth quarter 2017 guidance also reflects the previously announced new ten-year contracts with the Federal Bureau of Prisons for 3,532 beds at GEO’s company-owned Big Spring and Flight Line Facilities in Texas which will take effect in October 2017. GEO also expects to begin to partially realize its previously anticipated net cost synergies from the CEC acquisition during the fourth quarter 2017.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Taking all these factors together, GEO expects full-year 2017 total revenue to be approximately $2.24 billion, including approximately $104 million in construction revenue associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. GEO updated its full-year 2017 guidance for Net Income Attributable to GEO to a range of $1.24 to $1.28 per diluted share; Adjusted Net Income to a range of $1.34 to $1.38 per diluted share; and AFFO to a range of $2.50 to $2.54 per diluted share.

Quarterly Dividend

On July 10, 2017, GEO’s Board of Directors declared a quarterly cash dividend of $0.47 per share. The quarterly cash dividend was paid on July 28, 2017 to shareholders of record as of the close of business on July 21, 2017. The declaration of future quarterly cash dividends is subject to approval by GEO’s Board of Directors and to meeting the requirements of all applicable laws and regulations. GEO’s Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, EBITDA, and Adjusted EBITDA, and Net Income Attributable to GEO to FFO, Normalized FFO and AFFO along with supplemental financial and operational information on GEO’s business segments and other important operating metrics. The reconciliation tables are also presented herein. Please see the section of this press release below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information which is available on GEO’s Investor Relations webpage at investors.geogroup.com.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s second quarter financial results as well as its progress and outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Events and Webcasts section of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until August 21, 2017 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10111250.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 142 facilities totaling approximately 98,000 beds, including projects under development, with a growing workforce of approximately 23,500 professionals.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDA, Adjusted EBITDA, Funds from Operations, Normalized Funds from Operations, Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, Adjusted EBITDA, FFO, Normalized FFO, and AFFO. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2017, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax. Net Operating Income is calculated as net income adjusted by subtracting equity in earnings of affiliates, net of income tax provision, and by adding income tax (benefit) provision, interest expense, net of interest income, loss on extinguishment of debt, depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax.

EBITDA is defined as net income adjusted by adding taxes, interest, depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for net loss/income attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented M&A related expenses, pre-tax, start-up expenses, pre-tax, and gain on sale of real estate assets, pre-tax. Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from income from continuing operations.

The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented loss on extinguishment of debt, M&A related expenses, start-up expenses, and tax adjustments related to M&A related expenses and start-up expenses.

Adjusted Funds From Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, and by subtracting recurring consolidated maintenance capital expenditures.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented loss on extinguishment of debt, M&A related expenses, net of tax, start-up expenses, net of tax, and gain on sale of real estate assets, net of tax.

Because of the unique design, structure and use of our correctional facilities, we believe that assessing the performance of our correctional facilities without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in income from continuing operations but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance. We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from income from continuing operations.

We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the third quarter of 2017, the fourth quarter of 2017, and full year 2017, the assumptions underlying such guidance, statements regarding the financial and operational impact of the CEC acquisition, and statements regarding future project activations and growth opportunities. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2017 given the various risks to which its business is exposed; (2) the risk that the CEC acquisition will not be integrated successfully or that such integration may be more difficult, time-consuming, or costly than expected; (3) the risk that synergies from the CEC transaction may not be fully realized or may take longer than expected to realize; (4) the risk that the expected increased revenues and Adjusted EBITDA from CEC may not be fully realized or may take longer than expected to realize; (5) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (6) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (7) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (8) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (9) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (10) GEO’s ability to obtain future financing on acceptable terms; (11) GEO’s ability to sustain company-wide occupancy rates at its facilities; (12) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (13) GEO’s ability to remain qualified as a REIT; (14) the incurrence of REIT related expenses; and (15) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Second quarter and first six months financial tables to follow:

Condensed Consolidated Statements of Operations

(Unaudited)

	Q2 2017	Q2 2016	YTD 2017	YTD 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$577,070	$548,350	$1,127,684	$1,058,535
Operating expenses	438,445	416,837	853,152	805,343
Depreciation and amortization	31,866	28,652	60,815	57,103
General and administrative expenses	52,206	36,904	94,792	70,965

Operating income	54,553	65,957	118,925	125,124
Interest income	12,346	5,902	24,323	10,459
Interest expense	(35,983)	(31,089)	(70,983)	(60,455)
Loss on extinguishment of debt	—	(15,866)	—	(15,866)

Income before income taxes and equity in earnings of affiliates	30,916	24,904	72,265	59,262
Provision for income taxes	1,400	3,879	3,870	7,030
Equity in earnings of affiliates, net of income tax provision	1,426	2,131	2,913	3,250

Net income	30,942	23,156	71,308	55,482
Less: Net loss attributable to noncontrolling interests	50	53	87	77

Net income attributable to The GEO Group, Inc.	$30,992	$23,209	$71,395	$55,559

Weighted Average Common Shares Outstanding:
Basic	122,125	111,066	117,885	110,940
Diluted	122,895	111,479	118,702	111,381
Income per Common Share Attributable to The GEO Group, Inc.:

Basic:
Net income per share — basic	$0.25	$0.21	$0.61	$0.50

Diluted:
Net income per share — diluted	$0.25	$0.21	$0.60	$0.50

Regular Dividends Declared per Common Share	$0.47	$0.43	$0.94	$0.87

*	all figures in ‘000s, except per share data

Reconciliation of Net Income Attributable to GEO to Adjusted Net Income

(In thousands, except per share data)(Unaudited)

	Q2 2017	Q2 2016	YTD 2017	YTD 2016
Net Income attributable to GEO	$30,992	$23,209	$71,395	$55,559

Add:
Loss on extinguishment of debt	—	15,866	—	15,866
Start-up expenses, net of tax	—	—	—	1,190
M&A related expenses, net of tax	7,849	—	10,433	—
Gain on sale of real estate assets, net of tax	—	—	(261)	—

Adjusted Net Income	$38,841	$39,075	$81,567	$72,615

Weighted average common shares outstanding - Diluted	122,895	111,479	118,702	111,381

Adjusted Net Income Per Diluted Share	$0.32	$0.35	$0.69	$0.65

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Balance Sheets

(Unaudited)

	As of	As of
	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Cash and cash equivalents	$65,901	$68,038
Restricted cash and investments	17,378	17,133
Accounts receivable, less allowance for doubtful accounts	342,361	356,255
Contract receivable, current portion	238,958	224,033
Prepaid expenses and other current assets	42,467	32,210

Total current assets	$707,065	$697,669

Restricted Cash and Investments	23,020	20,848
Property and Equipment, Net	2,049,613	1,897,241
Non-Current Contract Receivable	358,727	219,783
Deferred Income Tax Assets	32,262	30,039
Intangible Assets, Net (including goodwill)	1,056,148	819,317
Other Non-Current Assets	66,933	64,512

Total Assets	$4,293,768	$3,749,409

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$98,027	$79,637
Accrued payroll and related taxes	63,192	55,260
Accrued expenses and other current liabilities	153,930	131,096
Current portion of capital lease obligations, long-term debt, and non-recourse debt	255,404	238,065

Total current liabilities	$570,553	$504,058

Other Non-Current Liabilities	98,741	88,656
Capital Lease Obligations	6,787	7,431
Long-Term Debt	2,107,208	1,935,465
Non-Recourse Debt	283,780	238,842
Shareholders’ Equity	1,226,699	974,957

Total Liabilities and Shareholders’ Equity	$4,293,768	$3,749,409

*	all figures in ‘000s

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO

(Unaudited)

	Q2 2017	Q2 2016	YTD 2017	YTD 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$30,992	$23,209	$71,395	$55,559
Add:
Real Estate Related Depreciation and Amortization	16,550	15,221	31,936	30,363
Gain on sale of real estate assets **	—	—	(261)	—

Equals: NAREIT defined FFO	$47,542	$38,430	$103,070	$85,922

Add:
Loss on extinguishment of debt	—	15,866	—	15,866
Start-up expenses	—	—	—	1,939
M&A related expenses	10,336	—	12,956	—
Tax Effect of adjustments to Funds From Operations ***	(2,487)	—	(2,523)	(749)

Equals: FFO, normalized	$55,391	$54,296	$113,503	$102,978

Add:
Non-Real Estate Related Depreciation & Amortization	15,316	13,431	28,879	26,740
Consolidated Maintenance Capital Expenditures	(4,934)	(5,954)	(11,357)	(11,194)
Stock Based Compensation Expenses	5,030	3,248	9,993	6,489
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	3,870	2,661	7,676	5,027

Equals: AFFO	$74,673	$67,682	$148,694	$130,040

Weighted average common shares outstanding - Diluted	122,895	111,479	118,702	111,381

FFO/AFFO per Share - Diluted

Normalized FFO Per Diluted Share	$0.45	$0.49	$0.96	$0.92

AFFO Per Diluted Share	$0.61	$0.61	$1.25	$1.17

Regular Common Stock Dividends per common share	$0.47	$0.43	$0.94	$0.87

*	all figures in ‘000s, except per share data
**	no tax impact
***	tax adjustments relate to start-up expenses and M&A expenses

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to

Net Operating Income, EBITDA and Adjusted EBITDA

(Unaudited)

	Q2 2017	Q2 2016	YTD 2017	YTD 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$30,992	$23,209	$71,395	$55,559
Less
Net loss attributable to noncontrolling interests	50	53	87	77

Net Income	$30,942	$23,156	$71,308	$55,482
Add (Subtract):
Equity in earnings of affiliates, net of income tax provision	(1,426)	(2,131)	(2,913)	(3,250)
Income tax provision	1,400	3,879	3,870	7,030
Interest expense, net of interest income	23,637	25,187	46,660	49,996
Loss on extinguishment of debt	—	15,866	—	15,866
Depreciation and amortization	31,866	28,652	60,815	57,103
General and administrative expenses	52,206	36,904	94,792	70,965

Net Operating Income, net of operating lease obligations	$138,625	$131,513	$274,532	$253,192

Add:
Operating lease expense, real estate	7,879	6,564	14,362	19,245
Start-up expenses, pre-tax	—	—	—	1,939

Net Operating Income (NOI)	$146,504	$138,077	$288,894	$274,376

	Q2 2017	Q2 2016	YTD 2017	YTD 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$30,942	$23,156	$71,308	$55,482

Income tax provision	1,998	4,607	5,078	8,229
Interest expense, net of interest income	23,637	41,053	46,660	65,862
Depreciation and amortization	31,866	28,652	60,815	57,103

EBITDA	$88,443	$97,468	$183,861	$186,676

Net loss attributable to noncontrolling interests	50	53	87	77
Stock based compensation expenses, pre-tax	5,030	3,248	9,993	6,489
M&A related expenses, pre-tax	10,336	—	12,956	—
Start-up expenses, pre-tax	—	—	—	1,939
Gain on sale of real estate assets, pre-tax	—	—	(261)	—

Adjusted EBITDA	$103,859	$100,769	$206,636	$195,181

*	all figures in ‘000s

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

2017 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2017
Net Income Attributable to GEO	$150,000	to	$155,000
Real Estate Related Depreciation and Amortization	68,000		68,000

Funds from Operations (FFO)	$218,000	to	$223,000

Adjustments
M&A and Transition Related Expenses, net of tax	12,500		12,500

Normalized Funds from Operations	$230,500	to	$235,500

Non-Real Estate Related Depreciation and Amortization	61,000		61,000
Consolidated Maintenance Capex	(24,500)		(24,500)
Non-Cash Stock Based Compensation and Non-Cash Interest Expense	35,000		35,000

Adjusted Funds From Operations (AFFO)	$302,000	to	$307,000

Net Cash Interest Expense	82,500		82,500
Consolidated Maintenance Capex	24,500		24,500
Income Taxes	12,000		12,000
Tax Effect of Adjustments to Funds From Operations*	4,000		4,000

Adjusted EBITDA	$425,000	to	$430,000

G&A Expenses	183,000		183,000
Non-Cash Stock Based Compensation	(20,000)		(20,000)
Equity in Earnings of Affiliates	(6,000)		(6,000)
M&A and Transition Related Expenses, pre-tax	(16,000)		(16,000)
Real Estate Related Operating Lease Expense	30,000		30,000

Net Operating Income	$596,000	to	$601,000

Adjusted Net Income Per Diluted Share	$1.34	to	$1.38
AFFO Per Diluted Share	$2.50	to	$2.54
Weighted Average Common Shares Outstanding-Diluted	121,000	to	121,000

*	Tax Adjustments relate to M&A and Transition Related Expenses

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations